ADDENDUM TO COMMON STOCK REPURCHASE AGREEMENT
DATED July 8, 2013

January 14, 2014
Palm Beach Gardens FL, Florida

This addendum incorporates by reference and supplements the certain legal document titled "Common Stock Repurchase Agreement Dated July 8, 2013" (hereinafter "Note") between The Renewable Corporation a Washington corporation ("Stockholder") and The Radiant Creations Group, Inc. formerly known as Nova Mining Corporation a Nevada Corporation ("Company") signed and executed July 8, 2013. The parties agree to amend this Note as follows:

1.	Whereas the Company has repurchased the original 3,250,000 shares from the Stockholder and wishes to repurchase the balance of the 4,295,788 shares from the Stockholder.

2.	In reference to Section 1.1 Repurchase shall be modified whereas the Company can repurchase the balance of the 4,295,788 shares from the Stockholder representing $586,375.

3.	Section 1.1 Repurchase shall be removed in its entirety and be replaced by the following:

1.1 Repurchase. The Company hereby agrees to have the option to repurchase from the Stockholder, and the Stockholder hereby agrees to sell, assign and transfer to the Company, up to 4,295,788 Shares of the Stockholder’s right, title and interest in and to the Shares at the per Share price of $0.1365, for an aggregate repurchase price of $586,375 (the “Repurchase Amount”). The Company may repurchase the shares in any increment and shall have 180 days (the “Term”) upon the execution of this Agreement to repurchase the shares. After the execution of this Agreement, the Stockholder shall deliver the stock certificate representing the appropriate number of Shares repurchased within 3 days of the Shareholder receiving the consideration for said shares. Upon the receipt of the shares, the Company shall cancel such stock certificates repurchased by the Company. The Repurchase Amount shall be paid by cash, check or wire transfer of immediately available funds to an account or accounts to be designated by the Stockholder.

THE RADIANT CREATIONS GROUP, INC.

/s/Gary D. Alexander______________________
By: Gary D. Alexander, Secretary

THE RENEWABLE CORPORATION

/s/ Gary R. Smith__________________________
By: Gary R. Smith, CEO